UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2011

THE MOSAIC COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32327	20-0891589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Campus Drive Suite E490 Plymouth, Minnesota		55441
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 918-8270

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Named Executive Officer

On May 5, 2011, Norman B. Beug, Senior Vice President – Potash Operations of The Mosaic Company (the “Company”) and a “named executive officer” within the meaning of Instruction 4 to Item 5.02 of Form 8-K, announced that he would retire from the Company in 2012. James C. O’Rourke, Executive Vice President – Operations, has assumed responsibility for the daily operations of the Company’s Potash business unit. Effective May 11, 2011, the Board of Directors removed Mr. Beug as an executive officer.

(e) Compensatory Arrangement for Named Executive Officer

On May 11, 2011, pursuant to authorization of the Compensation Committee of the Board of Directors, the Company entered into a Retirement Agreement (the “Agreement”) with Mr. Beug. The Agreement provides that Mr. Beug will retain his title and compensation as Senior Vice President – Potash Operations until May 31, 2011. Thereafter, Mr. Beug will transition to the role of Senior Advisor to the Company on a part-time basis until July 31, 2012 (or for an additional year, upon mutual agreement), in which capacity he will retain certain responsibilities and advise Mr. O’Rourke on a range of matters. In connection with Mr. Beug’s retirement, he is entitled to:

•	a salary of $150,000 per year;

•	six weeks of vacation through his retirement date, and payment for earned but unused vacation;

•	full-time employee-equivalent health and welfare benefits while serving as Senior Advisor, as well as an executive physical and reimbursement for financial planning services of up to CAD $7,000;

•	continued use of his current Company-provided vehicle while serving as Senior Advisor;

•	reimbursement for outplacement services up to $25,000;

•

if he remains employed through July 31, 2012, a payment equal in value to 3,060 restricted stock units as of such date, provided, that no such payment will be made if his employment continues to July 27, 2013; and

•

upon retirement on July 31, 2012 or such later date as may be mutually agreed, a lump sum retirement allowance of CAD $425,000, payment of an amount equal to his annual target bonus for fiscal 2011 of CAD $276,250 and reimbursement of CAD $4,146 for the cost of continued health and dental coverage following retirement.

The Agreement also includes nondisclosure and nonsolicitation agreements and a general release to be signed by Mr. Beug.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date: May 11, 2012	By:	/s/ Richard L. Mack
	Name:	Richard L. Mack
	Title:	Executive Vice President, General Counsel and Corporate Secretary